SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

Cagle's, Inc.

(Exact name of registrant as specified in its charter)

                   Georgia                                         1-7138                                        58-0625713

             (State or other jurisdiction                                  (Commission                                            (I.R.S. Employer

                 of incorporation)                                               File Number)                                          Identification No.)

2000 Hills Avenue, N.W., Atlanta, Ga.                       30318

(Address of principal executive offices)                                         (Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(   )  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2006, Cagle’s, Inc. received notice from the American Stock Exchange that it does not satisfy rules for continued listing on the exchange.  In particular, the Company has not satisfied Sections 134 and 1101 of the Amex Company Guide, which require complete and accurate filing of required reports with the SEC, in that it did not include audited financials of Cagle’s Keystone LLC with its most recent filing on Form 10-K.  Cagle’s, Inc. owns thirty percent of Cagle’s Keystone LLC.  While Cagle’s, Inc. was in possession of the audited financial statements of Cagle’s Keystone LLC, and those statements were used to prepare the financial statements of Cagle’s, Inc., the majority owner of Cagle’s Keystone LLC refused to consent to the filing of the financial statements of Cagle’s Keystone, LLC.  Cagle’s, Inc. must submit a plan to the Stock Exchange by August 24, 2006, advising the Exchange of what action it will take to bring it into compliance with the Exchange rules by no later than October 31, 2006, in order to maintain its listing.  On August 2, 2006, Cagle’s, Inc. obtained the consent of the majority owner of Cagle’s Keystone LLC to file the financial statements, and the company intends to amend its 10-K report to include the required financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

Cagle's, Inc.

By:   /s/  Mark M. Ham IV

 Mark M. Ham IV

 Chief Financial Officer